PRESS RELEASE

CONTACT

INVESTOR RELATIONS
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

    VERINT RECEIVES NOTIFICATION FROM NASDAQ DUE TO LATE FILING OF FORM 10-Q

MELVILLE, NY, JUNE 16, 2006 - Verint Systems Inc. (Nasdaq: VRNT) ("Verint" or the "Company") today announced that the Company received a letter on June 13, 2006 from The Nasdaq Stock Market indicating that the Company's failure to file with the Securities and Exchange Commission the Company's Quarterly Report on Form 10-Q for the period ended April 30, 2006 on the required date could serve as an additional basis for the delisting of Verint's securities from Nasdaq, under Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

Verint did not file its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2006 on the required filing date for the reasons previously announced by Verint relating to the ongoing investigation by a special committee of the Board of Directors of Comverse Technology, Inc. ("Comverse"), the 57% stockholder of Verint, of Comverse's stock option practices and its preliminary conclusion that the actual dates of measurement for certain past awards granted by Comverse differed from the recorded grant dates for such awards, and the potential impact of such stock option practices on Verint's Financial Statements.

As previously disclosed by Verint, due to the delay in the filing of Verint's Annual Report on Form 10-K for the fiscal year ended January 31, 2006, as well as Verint's failure to file a Current Report on Form 8-K/A, which would have amended the Current Report on Form 8-K dated January 9, 2006 to include the financial information required by Form 8-K in connection with the January 9, 2006 acquisition by Verint of MultiVision Intelligence Surveillance Limited's networked video security business, Verint had received a Staff Determination Letter from The Nasdaq Stock Market indicating that Verint's securities were subject to delisting, unless Verint requested a hearing before the Nasdaq Listing Qualifications Panel. Verint requested a hearing and presented its plan to regain compliance with Nasdaq's filing requirement at an in-person hearing before the Nasdaq Panel. The Nasdaq Panel has not yet issued a decision as a result of that hearing. Verint intends to submit to the Nasdaq Panel, within the permissible timeframe, its plan to file the Form 10-Q for the quarterly period ended April 30, 2006. It is expected that the Nasdaq Panel's hearing decision will address the late Form 8-K, the late Form 10-K and late Form 10-Q filings referenced above. However, there can be no assurance that the Nasdaq Panel will grant Verint's request for continued listing on Nasdaq.

ABOUT VERINT SYSTEMS INC.

Verint(R) Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (NASDAQ: CMVT). Visit us at our website www.verint.com.


Note: Certain statements concerning Verint's future revenues, earnings per share, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: potential impact on Verint's financial results related to Comverse's creation of a special committee of the Board of Directors of Comverse to review matters relating to grants of Comverse stock options, including but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all of its proper corporate procedures and the results of the Comverse special committee's review; the effect of Verint's failure to timely file all required reports under the Securities Exchange Act of 1934, and the resultant potential delisting of Verint's common stock from Nasdaq; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of CM Insight; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint's markets, which creates pricing pressure; integrating the business and personnel of MultiVision, including implementation of adequate internal controls; managing our expansion in the Asia Pacific region; risks that Verint's intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with integrating the business and employees of Opus and RP Sicherheissysteme GMBH; risks associated with Verint's ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint's products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint's effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint's infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint's business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint's website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements except as otherwise required by law.


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Verint, the Verint word mark, Actionable Intelligence, Powering Actionable
Intelligence, STAR-GATE, RELIANT, NEXTIVA, LORONIX, SmartSight, Lanex and ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owners.






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